UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2011

THE BRAINY BRANDS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54344	30-0457914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Brogdon Road, Suite 400
Suwanee, GA 30024
(Address of principal executive offices) (zip code)

(678) 762-1100
 (Registrant's telephone number, including area code)

     Copies to:
Marc Ross, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2011, John Benfield, Chief Executive Officer of The Brainy Brands Company, Inc. (the “Company”)  concluded that the Company’s previously issued financial statements, for the year ended December 31, 2009 , should no longer be relied upon because of an error in such financial statements . The Company identified a material lease license agreement between the Company and an entity controlled by an officer of the Company. The lease license agreement provided for license payment of $0.50 per unit sold subject to a minimum monthly licensing fee of $2,750.  The Company did not record the minimum monthly accrual. As a result of the error, the Company restated its financial statements for the year ended December 31, 2009, as reflected in the Company’s 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on April 15, 2011. Mr. Benfield has discussed this matter with the Company’s independent accountant.

On January 31, 2012, John Benfield concluded that the Company’s previously issued financial statements, for the years ended December 31, 2009 and 2010, and the periods ended March 31, 2011, June 30, 2011, and September 30, 2011should no longer be relied upon because of an error in such financial statements . In connection with responding to comments of the staff of the Securities and Exchange Commission, the Company engaged a valuation firm to perform a valuation on assets transferred to the Company’s subsidiary, Brainy Acquisitions, Inc., by The Brainy Baby Company, LLC, on September 23, 2010. The valuation firm concluded such valuation on January 31, 2011.  In connection with the results of such valuation, the Company determined that the value of the Company’s assets as stated on the Company’s financial statements for the above-noted periods should no longer be relied upon. Mr. Benfield has discussed this matter with the Company’s independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRAINY BRANDS COMPANY, INC.

Dated: February 7, 2012	By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer

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